SETTLEMENT AGREEMENT AND MUTUAL RELEASE

A. Recitals

This Settlement Agreement and Mutual Release (“Agreement”) is entered into between Spindle, Inc. (“Spindle”), Manhattan Transfer Registrar Company (“MTRC”), William Clark, Joann Clark, Justin Clark, Sean Tate, Patricia La Due-Tate and Phasive, Inc. (“Phasive”) (all collectively referred to as the “Parties”).

WHEREAS, on August 2, 2016, Spindle filed a lawsuit asserting various claims against William Clark and Joann Clark, husband and wife; Sean Tate and Patricia La Due-Tate, husband and wife; Justin Clark, an individual; and Phasive, Inc., an Arizona Corporation (collectively “Defendants”), in the United States District Court for the District of Arizona, Case No. CV-2016-02613-PHX-MHB, as amended (the “First Lawsuit”);

WHEREAS, in the First Lawsuit, Defendants filed a Counterclaim asserting various claims against Spindle;

WHEREAS, on November 28, 2016, MTRC filed an interpleader complaint against Spindle and Defendants in the United States District Court for the District of Arizona, Case No. CV-16-04090-PHXDLR (the “Second Lawsuit”);

WHEREAS, in the Second Lawsuit, Defendants filed a Cross-Claim against Spindle and a Counterclaim against MTRC;

WHEREAS, the Parties have agreed upon a compromise settlement and now wish to forever resolve, settle, compromise, and end any and all claims in the First Lawsuit and in the Second Lawsuit, including all direct claims, counter-claims and cross-claims asserted in each version of the First Lawsuit and the Second Lawsuit, and otherwise arising out of the relationship of the Parties and their conduct up to and including the time of this Agreement;

WHEREAS, the Parties acknowledge that non-party Michael Kelly has agreed to purchase all securities of Spindle owned by the Defendants pursuant to the terms of a June 2017 Share Purchase Agreement (“Kelly SPA”), that Spindle is not a party to the Kelly SPA, and that the Kelly SPA is material to this Agreement;

WHEREAS, the Parties intend that this Agreement shall constitute full and final resolution of all matters between William Clark, Sean Tate and Justin Clark (“Defendant Employees”) relating to and arising out of the employment by Spindle of Defendant Employees and all independent contractor and consulting agreements between Spindle and the Defendant Employees, and between Spindle’s predecessors and Defendant Employees, and any other unresolved dispute, claim or unasserted claim between Defendant Employees and Spindle and its predecessors;

WHEREAS, the Parties intend the following to constitute the entire Agreement between the Parties;

WHEREAS, the Parties realize the uncertainty, expense and time-consuming nature of litigation and desire to enter into this compromise agreement concerning all claims that were asserted or could have been asserted in the First Lawsuit, in the Second Lawsuit, and in other possible causes of action; and

WHEREAS, the Parties specifically deny all allegations made against them, respectively, whether by direct claim, counter-claim or cross-claim, in the First Lawsuit and the Second Lawsuit.

NOW, THEREFORE, in consideration of the mutual obligations herein made and undertaken and the consideration specified herein, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree and promise to do the following:

B. Release Provisions

1. Release of All Claims Between and Among all Parties

a. Release by Spindle to Spindle Releasees. Except for a claim based upon a breach of this Agreement, by signing this Agreement pursuant to its terms, Spindle hereby unconditionally and irrevocably releases William Clark, Joann Clark, Sean Tate, Patricia La Due-Tate, and Justin Clark (collectively, “Spindle’s Releasees”), from any and all claims, debts, obligations, demands, judgments, or causes of action of any kind whatsoever, whether known or unknown that Spindle or its successors or assigns ever had, now have, or may have had prior to the Effective Date of this Agreement (as defined in Paragraph H(1) below), including, without limitation, from any and all claims for breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; inducing breach of any contract; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; deceit; concealment; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; breach of fiduciary duty; and conversion.  This release of claims in favor of Spindle’s Releasees shall run to and be binding upon Spindle and its officers and directors in their official capacities.

b. Release by Spindle to MTRC Releasees. Except for a claim based upon a breach of this Agreement, by signing this Agreement pursuant to its terms, Spindle hereby unconditionally and irrevocably releases MTRC and MTRC’s respective parents, subsidiaries, directors, officers, and employees, in their individual, corporate or official capacities (collectively, “MTRC’s Releasees”), from any and all claims, debts, obligations, demands, judgments, or causes of action of any kind whatsoever, whether known or unknown, Spindle or its successors or assigns ever had, now have, or may have had prior to the Effective Date of this Agreement (as defined in Paragraph H(1) below) for any action or omission by MTRC’s Releasees in connection with all claims related to all shares issued by Spindle to the Defendant Employees and all claims in the Second Lawsuit.

c. Release by Spindle to Phasive. Except for a claim based upon a breach of this Agreement, by signing this Agreement pursuant to its terms, Spindle hereby unconditionally and irrevocably releases Phasive and Phasive’s respective parents, subsidiaries, directors, officers, and employees, in their individual, corporate or official capacities (collectively, “Phasive’s Releasees”) from any and all claims, debts, obligations, demands, judgments, or causes of action of any kind whatsoever, whether known or unknown that Spindle or its successors or assigns ever had, now have, or may have had prior to the Effective Date of this Agreement (as defined in Paragraph H(1) below), for any action or omission by Phasive’s Releasees occurring prior to the Effective Date of this Agreement.  This release of claims in favor of Phasive shall run to and be binding upon Spindle and its officers and directors in their official capacities.

d. Release by MTRC to MTRC’s Released Parties. Except for a claim based upon a breach of this Agreement, by signing this Agreement pursuant to its terms, MTRC hereby unconditionally and irrevocably releases William Clark, Joann Clark, Sean Tate, Patricia La Due-Tate, Justin Clark, Phasive, Spindle and all of Phasive and Spindle’s respective parents, subsidiaries, directors, officers, employees and agents, in their individual, corporate and official capacities (collectively, “MTRC’s Released Parties”), from any and all claims, debts, obligations, demands, judgments, or causes of action of any kind whatsoever, whether known or unknown, MTRC or its successors or assigns ever had, now have, or may have had prior to the Effective Date of this Agreement (as defined in Paragraph H(1) below) for any action or omission by MTRC’s Released Parties in connection with all claims related to shares issued to MTRC’s Released Parties and all claims in the Second Lawsuit.

e. Release by all Individual Defendants to Spindle and MTRC. Except for a claim based upon a breach of this Agreement, Defendants (William Clark, Joann Clark, Sean Tate, Patricia La Due-Tate, and Justin Clark) hereby unconditionally and irrevocably release Spindle, MTRC and all of Spindle’s and MTRC’s respective parents, subsidiaries, directors, officers, employees, and attorneys, past and present, and all predecessors, successors, heirs and assigns thereof, in their individual, corporate and official capacities (collectively “Defendants’ Releasees”), from any and all claims, suits, demands, actions, causes of action and judgments of any kind or nature whatsoever, whether the underlying facts are known or unknown, which Defendant Employees have or now claim, or might have or claim, pertaining to or arising out of Defendant Employees’ employment by and consulting and independent contractor agreements with Spindle, including Defendant Employees’ separation therefrom, and any services provided to Spindle under any local state, or federal common law, statute, regulation or ordinance, including, without limitation, those claims dealing with employment discrimination, and including but not limited to Defendant Employees’, for themselves and their marital community, if any, their agents, heirs, executors, administrators, and assigns, knowingly and voluntarily fully releases and discharges the Defendants’ Releasees from any and all claims, whether known or unknown, arising under the Civil Rights Acts of 1866, 1871, 1964 and 1991; 42 U.S.C. § 1981; the Employee Retirement Income Security Act of 1974; the Fair Labor Standards Act; the Rehabilitation Act of 1973; the Occupational Safety and Health Act; the Health Insurance Portability and Accountability Act; the Age Discrimination in Employment Act; the Americans with Disabilities Act; the National Labor Relations Act; the Family and Medical Leave Act; the Equal Pay Act; the Worker Adjustment and Retraining Notification Act; Arizona’s wage payment statutes, including the Arizona Equal Pay Act, A.R.S. § 23340 et seq; Arizona’s workers’ compensation statutes; Arizona’s civil rights statutes, including the Arizona Civil Rights Act, A.R.S. § 41-1401 et seq.; any whistleblower statute; any statute concerning the making or enforcing of contracts; and all similar provisions under all other federal, state, and local laws; as well as, claims for breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; inducing breach of any contract; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; deceit; concealment; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; breach of fiduciary duty; personal injury; invasion of privacy; conspiracy; conversion; negligent hiring, supervision, or retention; loss of consortium; attorneys’ fees; liquidated damages; punitive damages; and any other claims under common law, statute or regulation. This release shall run to and be for the benefit of Defendants’ Releasees. This release shall run to and be binding upon all individual Defendants and their heirs and assigns, including Defendant Employees and Defendant Employees’ heirs and assigns.

f. Release by Phasive to Spindle and MTRC. Except for a claim based upon a breach of this Agreement, Phasive hereby unconditionally and irrevocably releases Defendants’ Releasees (as defined above) from any and all claims, debts, obligations, demands, judgments, or causes of action of any kind whatsoever, whether known or unknown that Phasive or its successors or assigns ever had, now have, or may have had prior to the Effective Date of this Agreement (as defined in Paragraph H(1) below), for any action or omission by Defendants’ Releasees occurring prior to the Effective Date of this Agreement.  This release of claims in favor of Defendants’ Releasees shall run to and be binding upon Phasive and its officers and directors in their official capacities, and shall run to and be for the benefit of Defendants’ Releasees.

2. Total Release

The Parties understand, acknowledge, and voluntarily agree that this Agreement is a total and complete release by them of any and all claims which they have against each other, including but not limited to the claims set forth in the First Lawsuit and the Second Lawsuit and any claims that could have been asserted by any of the Parties against another of the Parties, as of the Effective Date of this Agreement, both known or unknown, even though there may be facts or consequences of facts which are unknown to the Parties, except for a claim based upon a breach of this Agreement and as otherwise excepted or limited in paragraphs B.1.a. through B.1.f.

C. Agreement Not to Acquire Shares of Spindle

Defendants hereby agree that, for a period of no less than three years from the later of the Kelly SPA and the Effective Date of this Agreement, Defendants will not become beneficial owners, directly or indirectly, of any securities of Spindle.

D. Covenant Not to Sue

To the maximum extent permitted by law, and subject to the Mutual Releases contained herein, and except for a claim based upon a breach of this Agreement, the Parties hereto covenant not to sue or to institute or cause to be instituted any action in any federal, state or local agency, court or other tribunal against any other Party or the respective Releasees identified in paragraphs B.1.a. through B.1.f above, related to any or all claims released under this Agreement.  If any Party or Parties breach the terms of this release and covenant not to sue, then such Party or Parties sued will be entitled to recover its, his or their damages, including without limitation costs and reasonable attorney fees.

E. Dismissal of Lawsuits and Disclosure of Administrative Actions or Governmental Reporting

Within three (3) business days after the Effective Date of this Agreement, the Parties agree promptly to sign and file stipulations to dismiss the First Lawsuit and the Second Lawsuit, both with prejudice and with each party responsible for his, her and its own fees and costs.

F. No Admission of Wrongdoing

The Parties agree that this Agreement does not constitute and shall not be construed as an admission by any of the Parties of any of the matters alleged in the First Lawsuit or the Second Lawsuit, or any violation by them of any federal, state, or local law, ordinance, or regulation, or of any violation of any policy or procedure, or of any liability or wrongdoing whatsoever.

G. Non-Disparagement

The Parties agree that they will not make any false statement about any of the other Parties in any manner, at any time.

H. Additional Provisions

1. Effective Date

With the exception of the obligation stated in this paragraph, this Agreement shall become effective upon the later of the execution of this Agreement by all Parties or the purchase, including final payment, of all of Defendants’ shares pursuant to the Kelly SPA (the “Effective Date”). Specifically, this Agreement and the promises and obligations herein are contingent upon the purchase of all of Defendants’ shares and final payment under the Kelly SPA, as provided therein.  Notwithstanding the above, the Parties agree that prior to the Effective Date they will cooperate in facilitating Defendants’ transfer of their shares pursuant to the Kelly SPA.

2. Attorney’s Fees

a. In the event any party breaches this Agreement, the remaining provisions of this Agreement shall remain in full force and effect for the benefit of the non-breaching parties.

3. Non-Reliance and Integration of Agreement

a. The Parties represent and acknowledge that in executing this Agreement they did not rely, and have not relied, upon any representation or statement by the other Parties not set forth herein; that they have read this Agreement; that they understand all of its provisions; and that they each consulted with their respective counsel prior to executing this Agreement.

b. The Parties further represent and acknowledges that this Agreement constitutes the entire agreement between the Parties, except as specifically set forth herein. Any oral or written representations, prior agreements, or understandings not reflected in this Agreement shall have no force or effect, and are superseded by this Agreement.

4. Non-Transference of Claims and Authority

The Parties have not transferred or conveyed to any entity, person or persons any rights or authority with respect to any matters that are the subject of this Settlement Agreement, and further, the Parties have the sole right and power to agree to undertake and perform the terms of this Settlement Agreement.

5. Successors and Assigns

This Agreement shall be binding upon and inure to the benefit of the Parties’ successors and assigns.

6. Not Construed Against Drafter

The Parties acknowledge that no provision of this Agreement will be interpreted in favor of, or against, any of the Parties hereto because any such Party or its counsel participated in the drafting thereof or because any such provision is inconsistent with any prior draft hereof or thereof.  Each Party acknowledges such Party has participated in the negotiation of this Agreement and the drafting and preparation of this Agreement, and the Parties represent and warrant that they have not been coerced into entering into this Agreement, nor has any person or entity exercised any pressure or undue influence on such Party to enter into this Agreement.

7. Severability

The terms of this Agreement, including paragraph subparts, are severable, and if any part or subpart is found to be unenforceable, the other terms shall remain in full force and effect and are valid and enforceable.

8. Choice of Law

This Agreement shall be deemed executed in Arizona and shall be governed by and construed in accordance with the laws of the State of Arizona, without regard to any conflict of laws provisions.  In the event any party is required to bring an action to enforce the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees and costs expended in securing enforcement of its rights hereunder.

9. Titles of Section and Paragraphs

The titles of the various sections and paragraphs are intended solely for convenience of reference, and are not intended and shall not be deemed for any purpose whatsoever to modify, explain or place any construction upon any of the provisions of this Agreement and shall not affect the meaning or interpretation of this Agreement.

10. Modification of Agreement

This Agreement may be changed only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

11. Counterparts

This Agreement may be signed in multiple counterparts, each of which shall be deemed to be an original for all purposes.

EACH SIGNATORY BELOW FURTHER UNDERSTANDS THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS TO DATE.  BY SIGNING BELOW, EACH SIGNATORY REPRESENTS AND WARRANTS THAT THE SIGNATORY HAS FULL LEGAL CAPACITY TO ENTER INTO THIS AGREEMENT, THE SIGNATORY HAS READ CAREFULLY AND UNDERSTAND THIS AGREEMENT IN ITS ENTIRETY, HAS HAD A FULL OPPORTUNITY TO REVIEW THIS AGREEMENT WITH AN ATTORNEY OF THAT SIGNATORY’S CHOOSING, AND HAS EXECUTED THIS AGREEMENT VOLUNTARILY, WITHOUT DURESS, COERCION OR UNDUE INFLUENCE.  EACH SIGNATORY AGREES AND ACKNOWLEDGES THAT THERE HAVE BEEN NO MATERIAL CHANGES TO THIS AGREEMENT SINCE THE DATE IT WAS FIRST PRESENTED TO THE SIGNATORY FOR REVIEW.

DATED this ________ day of June, 2017

Spindle, Inc. by	William Clark

Its	Justin Clark

Sean Tate
Manhattan Transfer Registrar Company by

Joann Clark
Its

Patricia La Due
Phasive, Inc. by

Its